                       HFS INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The pro forma consolidated balance sheet as of December 31, 1995 is presented as if the following transactions had occurred on December 31, 1995:

       (1) the acquisition by merger of Coldwell Banker Corporation ("Coldwell Banker");

       (2) the receipt of proceeds from the offering of 15,000,000 shares of the Company's Common Stock (the "Common Stock"), to the extent necessary to finance the acquisition of Coldwell Banker and the related repayment of indebtedness of Coldwell
           Banker and to pay acquisition expenses;

       (3) the following acquisitions (collectively the "1996 Acquisitions"):
          [a] six non-owned Century 21 regions ("Century 21 NORS");
          [b] assets comprising the Travelodge franchise system
          ("Travelodge");
          [c] assets comprising the Electronic Realty Associates franchise system ("ERA");

       (4) the February 22, 1996 issuance of $240 million of 4-3/4% Convertible Senior Notes due 2003 (the "4-3/4% Notes") to the extent such proceeds were used to finance the 1996 Acquisitions.

   The pro forma statement of operations for the year ended December 31, 1995 is presented as if the above transactions and the August 1, 1995 acquisition of Century 21 and the acquisition by merger (the "CCI Merger") in May 1995 of Casino & Credit Services, Inc.'s gambling patron credit information business, Central Credit Inc. ("CCI") had occurred on January 1, 1995.

   The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. The Company has entered into certain immaterial transactions which are not reflected in the pro forma statements of operations.

   The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. In addition to the cost savings reflected in the pro forma consolidated statement of operations, management believes that certain additional cost savings and revenue enhancements may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred vendor programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized. In addition, there can be no assurance that the Company will complete the acquisition of Coldwell Banker, in which case the Company would retain the proceeds from the offering of the Shares for general corporate purposes, including acquisitions.

   The pro forma consolidated financial statements do not reflect approximately $16 million of expenses which the Company expects to incur following the acquisition of Coldwell Banker relating to the contribution of Coldwell Banker's 318 owned real estate brokerage offices ("Owned Brokerage Business") to an independent trust (the "Trust") and the relocation of Company headquarters.

   The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K.

                       HFS INCORPORATED AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                              HISTORICAL
                                              -----------------------------------------
                                                              COLDWELL         1996         PRO FORMA
                                                   HFS         BANKER      ACQUISITIONS   ADJUSTMENT (A)   PRO FORMA
                                              ------------  -----------  --------------  --------------  ------------
ASSETS
Current assets
 Cash and cash equivalents ..................   $   16,109    $  21,449      $ 12,198        $(31,051)     $   18,705
 Royalty accounts and notes receivable,  net        37,326       12,499        15,050         (14,356)         50,519
 Relocation receivables .....................       51,180       47,313            --              --          98,493
 Marketing and reservation receivables,  net        22,297           --            --              --          22,297
 Other current assets .......................       21,304        4,686         3,550          (2,097)         28,014
                                                                                                  571
 Deferred income taxes ......................       20,200        4,818            --          (4,818)         20,200
                                              ------------  -----------  --------------  --------------  ------------
Total current assets ........................      168,416       90,765        30,798         (51,751)        238,228
Property and equipment, net .................       67,892       63,230         3,717         (41,947)         92,892
Franchise agreements, net ...................      517,218                     14,780          46,220         578,218
Excess of cost over fair value of net assets
 acquired, net ..............................      356,754       37,091            --         164,217         558,062
Intangible assets -- Coldwell Banker  .......           --           --            --         716,308         716,308
Deferred income taxes .......................           --        9,551            --          (1,106)          8,445
Other assets ................................       55,528        9,292         7,508          (6,867)         68,890
                                                                                                3,429
                                              ------------  -----------  --------------  --------------  ------------
Total .......................................   $1,165,808    $ 209,929      $ 56,803        $828,503      $2,261,043
                                              ============  ===========  ==============  ==============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and other accrued
  liabilities ...............................   $   80,260    $ 122,617      $ 28,373        $(59,423)     $  171,827
 Income taxes payable .......................       38,640        9,002            --          (9,002)         38,640
 Accrued acquisition obligations ............        3,740           --            --          21,708          25,448
 Current portion of long-term debt ..........        2,249       37,425         4,409          (5,130)         38,953
                                              ------------  -----------  --------------  --------------  ------------
Total current liabilities ...................      124,889      169,044        32,782         (51,847)        274,868
                                              ------------  -----------  --------------  --------------  ------------
Long-term debt ..............................      300,778       84,905        11,252         (95,538)        476,477
                                                                                              175,080
Other non-current liabilities ...............       17,150        2,653        14,731         (17,327)         17,207
Deferred income taxes .......................       82,800           --            --              --          82,800
Series A Adjustable Rate
 Preferred Stock of Century 21 ..............       80,000           --            --              --          80,000
STOCKHOLDERS' EQUITY
 Common Stock ...............................        1,025           58            77              11           1,171
 Additional paid-in capital .................      475,562       59,124        39,008         671,222       1,244,916
 Retained earnings (deficit) ................       83,604     (105,855)      (41,047)        146,902          83,604
                                              ------------  -----------  --------------  --------------  ------------
Total stockholders' equity (deficit)  .......      560,191      (46,673)       (1,962)        818,135       1,329,691
                                              ------------  -----------  --------------  --------------  ------------
Total .......................................   $1,165,808    $ 209,929      $ 56,803        $828,503      $2,261,043
                                              ============  ===========  ==============  ==============  ============

- - ------------

Note: Certain reclassifications have been made to the historical balance sheets of acquired companies to conform with the Company's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                       HFS INCORPORATED AND SUBSIDIARIES
            HISTORICAL COMBINED BALANCE SHEET OF 1996 ACQUISITIONS
                           AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)

                                               CENTURY 21
                                                  NORS       TRAVELODGE      ERA        TOTAL
                                             ------------  ------------  ----------  ----------
ASSETS
Current assets
 Cash and cash equivalents .................    $ 4,956        $   --      $  7,242    $ 12,198
 Royalty accounts and notes receivable, net       9,617         3,726         1,707      15,050
 Other current assets ......................        479           612         2,459       3,550
                                             ------------  ------------  ----------  ----------
Total current assets .......................     15,052         4,338        11,408      30,798
Property and equipment, net ................      2,674           333           710       3,717
Franchise agreements, net ..................         --            --        14,780      14,780
Other assets ...............................      3,562         1,420         2,526       7,508
                                             ------------  ------------  ----------  ----------
Total ......................................    $21,288        $6,091      $ 29,424    $ 56,803
                                             ============  ============  ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and other accrued
  liabilities ..............................    $ 5,058        $3,252      $ 20,063    $ 28,373
 Current portion of long-term debt  ........         35            --         4,374       4,409
                                             ------------  ------------  ----------  ----------
Total current liabilities ..................      5,093         3,252        24,437      32,782
Long-term debt .............................        309            --        10,943      11,252
Other non-current liabilities ..............        579            --        14,152      14,731
STOCKHOLDERS' EQUITY
 Common stock ..............................         77            --            --          77
 Additional paid-in capital ................        104            --        38,904      39,008
 Retained earnings (deficit) ...............     15,126         2,839       (59,012)    (41,047)
                                             ------------  ------------  ----------  ----------
Total stockholders' equity (deficit)  ......     15,307         2,839       (20,108)     (1,962)
                                             ------------  ------------  ----------  ----------
Total ......................................    $21,288        $6,091      $ 29,424    $ 56,803
                                             ============  ============  ==========  ==========

   Note: Certain reclassifications have been made to the historical balance sheets of acquired companies to conform with the Company's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                       HFS INCORPORATED AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    HISTORICAL
                                       -----------------------------------
                                                     COLDWELL    ACQUIRED      PRO FORMA
                                           HFS        BANKER     COMPANIES    ADJUSTMENTS     PRO FORMA
                                       ----------  ----------  -----------  --------------  -----------
REVENUE:
 Franchise ...........................   $361,238    $ 68,064    $128,233      $  25,950 (B)  $583,485
 Owned brokerage business ............         --     535,207          --       (535,207)(C)        --
 Relocation services .................      8,204      75,866       6,514             --        90,584
 Other ...............................     43,541      20,264      29,848        (4,421)        89,232
                                       ----------  ----------  -----------  --------------  -----------
   Total revenue .....................    412,983     699,401     164,595       (513,678)      763,301
                                       ----------  ----------  -----------  --------------  -----------
EXPENSES:
 Marketing and reservation ...........    143,965          --      20,996             --       164,961
 Selling, general and administrative       55,538      32,367     102,857        (50,537)(D)   140,225
 Ramada license fee ..................     18,911          --          --             --        18,911
 Owned brokerage .....................         --     521,376          --       (521,376)(C)        --
 Depreciation and amortization  ......     30,857      22,425       8,483         11,049 (E)    72,814
 Interest ............................     20,124       5,329       6,227           (23) (F)    31,657
 Relocation ..........................      3,783      62,439       4,881             --        71,103
 Other ...............................      3,235          --      14,757           (399)(G)    17,593
                                       ----------  ----------  -----------  --------------  -----------
   Total expenses ....................    276,413     643,936     158,201       (561,286)      517,264
                                       ----------  ----------  -----------  --------------  -----------
Income before income taxes and
 minority interest ...................    136,570      55,465       6,394         47,608       246,037
Provision for income taxes ...........     55,175      24,385       3,542         16,297 (H)    99,399
                                       ----------  ----------  -----------  --------------  -----------
Income before minority interest  .....     81,395      31,080       2,852         31,311       146,638
Minority interest-preferred dividend        1,665          --          --          1,796 (I)     3,461
                                       ----------  ----------  -----------  --------------  -----------
Net income ...........................   $ 79,730    $ 31,080    $  2,852      $  29,515      $143,177
                                       ==========  ==========  ===========  ==============  ===========
PER SHARE INFORMATION (FULLY DILUTED)
 Net income ..........................   $   0.73                                             $   1.11
                                       ==========                                           ===========
 Weighted average common and  common
 equivalent shares  outstanding  .....    115,654                                 17,789 (J)   133,443
                                       ==========                           ==============  ===========

- - ------------

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

See notes to pro forma consolidated balance sheet and statement of operations.

                       HFS INCORPORATED AND SUBSIDIARIES
                 HISTORICAL COMBINED STATEMENTS OF OPERATIONS
                            OF ACQUIRED COMPANIES
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                CENTURY 21
                                       CCI(1)   CENTURY 21(1)      NORS       TRAVELODGE      ERA        TOTAL
                                      -------  -------------  ------------  ------------  ----------  ----------
REVENUE:
 Franchise .......................... $  --        $53,992       $29,021       $18,361      $26,859     $128,233
 Relocation services ................    --          6,514            --            --           --        6,514
 Other ..............................   3,326       10,164           403            79       15,876       29,848
                                      -------  -------------  ------------  ------------  ----------  ----------
   Total revenue ....................   3,326       70,670        29,424        18,440       42,735      164,595
                                      -------  -------------  ------------  ------------  ----------  ----------
EXPENSES:
 Marketing and reservation ..........    --          5,128         2,912        12,956           --       20,996
 Selling, general and administrative     --         47,232        22,851         2,648       30,126      102,857
 Depreciation and amortization  .....     529        5,217           578             8        2,151        8,483
 Interest ...........................    --          2,904            54            --        3,269        6,227
 Relocation .........................    --          4,881            --            --           --        4,881
 Other ..............................   1,917        2,751            --            --       10,089       14,757
                                      -------  -------------  ------------  ------------  ----------  ----------
   Total expenses ...................   2,446       68,113        26,395        15,612       45,635      158,201
                                      -------  -------------  ------------  ------------  ----------  ----------
Income (loss) before income taxes  ..     880        2,557         3,029         2,828       (2,900)       6,394
Provision for income taxes ..........     313        2,097            --         1,132           --        3,542
                                      -------  -------------  ------------  ------------  ----------  ----------
Net income (loss) ................... $   567      $   460       $ 3,029       $ 1,696      $(2,900)    $  2,852
                                      =======  =============  ============  ============  ==========  ==========

- - ------------

   (1) Reflects results of operations for the period from January 1, 1995 to the respective dates of acquisition.

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

See notes to pro forma consolidated balance sheet and statement of operations.

                       HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                           STATEMENT OF OPERATIONS

A. ACQUISITION OF COLDWELL BANKER AND 1996 ACQUISITIONS:

   The purchase price for the Coldwell Banker and 1996 Acquisitions have been allocated to assets acquired and liabilities assumed at their estimated fair values. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities.

   The Company acquired Coldwell Banker and the 1996 Acquisitions for the following consideration ($000's):

                                                           COLDWELL        1996
                                                            BANKER     ACQUISITIONS     TOTAL
                                                         ----------  --------------  ----------
Cash consideration (i)..................................   $743,500      $171,080      $914,580
Issuance of approximately 0.9 million shares of Company
 Common Stock ..........................................         --        46,000        46,000
                                                         ----------  --------------  ----------
TOTAL PRO FORMA ACQUISITION COST .......................    743,500       217,080       960,580
                                                         ----------  --------------  ----------
Fair value of net assets acquired:
 Historical book value of acquired companies  ..........    (46,673)       (1,962)      (48,635)
 Elimination of net assets (liabilities) not acquired
 or assumed:
  Cash and cash equivalents ............................      1,147       (12,198)      (11,051)
  Accounts and notes receivable ........................     (3,032)      (11,324)      (14,356)
  Deferred income taxes, current .......................     (4,818)           --        (4,818)
  Other current assets .................................      1,453        (3,550)       (2,097)
  Property and equipment ...............................    (38,230)       (3,717)      (41,947)
  Franchise agreements .................................         --       (14,780)      (14,780)
  Deferred income taxes, non-current ...................     (9,551)           --        (9,551)
  Other assets .........................................       (759)       (6,108)       (6,867)
  Accounts payable and other ...........................     31,050        28,373        59,423
  Income taxes payable .................................      9,002            --         9,002
  Current portion of long-term debt ....................        721         4,409         5,130
  Long-term debt .......................................     84,286        11,252        95,538
  Other non-current liabilities ........................      2,596        14,731        17,327
Fair value of assets acquired and liabilities assumed:
 Deferred income taxes -- current (ii) .................         --         8,445         8,445
 Franchise agreements ..................................                   61,000        61,000
 Accrued acquisition liabilities .......................         --       (21,708)      (21,708)
                                                         ----------  --------------  ----------
FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED  ........     27,192        52,863      $ 80,055
                                                         ==========  ==============  ==========
INTANGIBLE ASSETS -- COLDWELL BANKER (iii) .............   $716,308
                                                         ==========
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED  .                 $164,217
                                                                     ==============

- - ------------

   (i) The adjustment reflects $640,000 for the acquisition of Coldwell Banker, $20,000 of related expenses and repayment of $83,500 of indebtedness of Coldwell Banker outstanding as of December 31, 1995. The Company expects that $100,000 of such indebtedness will be outstanding and repaid upon consummation of the Merger. The pro forma adjustment to cash includes $20,000 of purchase price paid with acquired Coldwell Banker cash.

   (ii) The pro forma adjustment to deferred income taxes recorded in connection with acquisitions results from differences in the fair values of net assets acquired and liabilities assumed and their respective income tax bases.

   (iii) The Company has not completed the valuation of franchise agreements and other identifiable intangible assets.

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

A. ACQUISITION OF COLDWELL BANKER AND 1996 ACQUISITIONS:  (Continued)

    The pro forma adjustments include the elimination of Coldwell Banker and 1996 Acquisitions' stockholders' net deficit, the issuance of approximately
13.6 million shares to finance the acquisition of Coldwell Banker and approximately 923,000 shares in connection with the acquisition of certain Century 21 NORS entities among the 1996 Acquisitions. The number of Company shares of common stock issued in connection with the acquisition of Coldwell Banker assumes a market value of Company Common Stock of $55 per share representing the closing price on the date the Coldwell Banker acquisition was publicly announced and expenses related to the offering of such shares approximating $26.5 million. The adjustment to stockholders' equity is calculated as follows ($000's):

                                                            ADDITIONAL
                                                  COMMON     PAID-IN      ACCUMULATED
                                                  STOCK      CAPITAL        DEFICIT       TOTAL
                                                --------  ------------  -------------  ----------
                                                                           $
Issuance of Company Common Stock ..............    $146      $769,354         --         $769,500
Elimination of Coldwell Banker stockholders'
 net deficit ..................................     (58)      (59,124)      105,855        46,673
Elimination of 1996 Acquisitions stockholders'
 net deficit ..................................     (77)      (39,008)       41,047         1,962
                                                --------  ------------  -------------  ----------
Adjustment to stockholders' equity ............    $ 11      $671,222      $146,902      $818,135
                                                ========  ============  =============  ==========

B. FRANCHISE REVENUE:

   The pro forma adjustment reflects the elimination of franchise revenue associated with discontinued Century 21 international based operations, the elimination of franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements and the addition of franchise fees to be received under franchise contracts to be executed with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. Pro forma adjustments to franchise revenue consists of the following:

 Eliminate:
 Discontinued operations .............................   $   (57)
 Century 21 revenue included as Century 21 NORS (1996
  Acquisitions) SG&A .................................    (4,500)
 Add:
  Franchise fees from Owned Brokerage Business  ......    30,507
                                                       ---------
 Total ...............................................   $25,950
                                                       =========

C. OWNED BROKERAGE BUSINESS REVENUE AND EXPENSES:

   The pro forma adjustments reflect the elimination of revenue and expenses for Coldwell Banker's 318 owned offices involved in the Owned Brokerage Business. The Company intends to contribute the Owned Brokerage Business following the acquisition of Coldwell Banker by contributing corresponding net assets to the Trust. The free cash flow of the Trust will be expended at the discretion of the trustees for the benefit of the real estate franchisees represented by the owned brokerage offices of the Trust.

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

D.  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE:

   The pro forma adjustments eliminate redundant costs associated with the restructuring of franchise services and the resulting termination of certain functions and positions in connection with Company acquisitions. Adjustments are comprised of the following ($000's):

                                             COLDWELL    CENTURY 21
                               CENTURY 21     BANKER        NORS       TRAVELODGE     ERA       TOTAL
                             ------------  ----------  ------------  ------------  --------  ---------
Payroll and related ........    $10,885      $     --     $ 7,706        $1,110      $7,236    $26,937
Professional ...............      2,693        1,500        1,486           154         387      6,220
Occupancy ..................      3,628                     2,754           186       1,172      7,740
Conventions and meetings  ..      1,302                       410                                1,712
Franchise fees (see Note B)                                 4,500                                4,500
Other ......................      1,826       (1,517)       1,916           167       1,036      3,428
                             ------------  ----------  ------------  ------------  --------  ---------
SUB-TOTAL ..................    $20,334      $   (17)     $18,772        $1,617      $9,831    $50,537
                             ============  ==========  ============  ============  ========  =========

E.  DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment for depreciation and amortization is comprised of ($000's):

                                                 CCI                    COLDWELL         1996
                                                MERGER    CENTURY 21     BANKER      ACQUISITIONS      TOTAL
                                              --------  ------------  -----------  --------------  -----------
Elimination of historical expense ...........   $(529)     $(5,217)     $(22,425)      $(2,737)      $(30,908)
Property and equipment ......................     100          534         1,314            --          1,948
Information data base .......................     375           --                          --            375
Excess of cost over fair value of net assets
 acquired ...................................     289        2,041            --         4,107          6,437
Intangible assets -- Coldwell Banker  .......      --           --        28,652            --         28,652
Franchise agreements ........................                1,628            --         2,917          4,545
                                              --------  ------------  -----------  --------------  -----------
Total .......................................   $ 235      $(1,014)     $  7,541       $ 4,287       $ 11,049
                                              ========  ============  ===========  ==============  ===========

 CCI Merger

   The estimated fair values of CCI's information data base, property and equipment and excess of cost over fair value of net assets acquired are $7.5 million, $1.0 million and $33.8 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are ten, five and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on CCI's position as the dominant provider of gambling patron credit information services since 1956, its ability to generate operating profits and expansion of its customer base and the longevity of the casino gaming industry.

 Century 21

   The estimated fair values of Century 21 property and equipment, franchise agreements and excess of cost over fair value of net assets acquired are $5.5 million, $33.5 million and $140.0 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are seven, twelve and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on Century 21's position as the world's largest franchisor of residential real estate brokerage offices, the most recognized brand name in the residential real estate brokerage industry and the longevity of the residential real estate brokerage business.

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

E.  DEPRECIATION AND AMORTIZATION:  (Continued)
  Coldwell Banker

   The estimated fair value of Coldwell Banker's property and equipment of $25 million is amortized over the estimated average benefit period of seven to twenty-five years.

   The Company has not completed its valuation of franchise agreements and therefore has not determined the amount of costs in excess of fair value of net identifiable assets acquired. However, based on a preliminary analysis, the Company believes that the aggregate intangibles will have a benefit period of twelve to forty years. For purposes of the pro forma financial statements, an estimated average life of twenty-five years was used to calculate the amortization expense.

 1996 Acquisitions

   The estimated fair values of 1996 Acquisitions franchise agreements aggregate $61.0 million and are being amortized on a straight line basis over the periods to be benefited, which range from twelve to thirty years. The estimated fair values of 1996 Acquisitions excess of cost over fair value of net assets acquired aggregate $164.2 million, and are each being amortized on a straight line basis over the periods to be benefited, which are forty years.

F. INTEREST EXPENSE ($000'S):

 Elimination of historical interest expense of 1996
 Acquisitions and Century 21                                      $(6,227)
Reversal of Coldwell Banker ...................................    (5,329)
Century 21 ....................................................     2,835
4 3/4 % Notes .................................................     8,698
                                                                ----------
TOTAL .........................................................   $   (23)
                                                                ==========

 Century 21

   The pro forma adjustment reflects the recording of interest expense on $60 million of borrowings under the Company's revolving credit facility at an interest rate of 6.3%. Borrowings represent the amount necessary to finance the initial cash purchase price net of $10.2 million of acquired cash.

 Coldwell Banker

   The pro forma adjustment reflects the reversal of interest expense relating to the following ($000's):

 Expense associated with the Owned Brokerage Business  ...... $  138
Expense associated with revolving credit facility
 borrowings which will be repaid with proceeds from the
 offering of the shares of Common Stock relating to the
 acquisition of Coldwell Banker ............................   5,191
                                                             -------
Total ......................................................  $5,329
                                                             =======

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

                  F. INTEREST EXPENSE ($000'S):  (Continued)
  4 3/4% Notes

   The pro forma adjustment reflects interest expense of $8.7 million related to the issuance of the 4-3/4% Notes to the extent that such proceeds were used to finance the 1996 Acquisitions.

G.  OTHER EXPENSES:

   The pro forma adjustment eliminates $399,000 of accounting, legal and other administrative expenses allocated to CCI which would not have been incurred by the Company.

H. INCOME TAXES:

   The pro forma adjustment to income taxes is comprised of ($000's):

 Reversal of historical provision of:
 Company ...............................   $(55,175)
 CCI ...................................       (313)
 Century 21 ............................     (2,097)
 Coldwell Banker .......................    (24,385)
 Travelodge ............................     (1,132)
Pro forma provision ....................     99,399
                                         -----------
 Incremental provision for income taxes    $ 16,297
                                         ===========

   The pro forma effective tax rate approximates the Company's historical effective tax rate.

I. MINORITY INTEREST-PREFERRED DIVIDENDS:

   The pro forma adjustment represents dividends on the redeemable Series A Adjustable Rate Preferred Stock of Century 21. Preferred dividends are calculated based on an $80 million face value and a 4.9% dividend rate.

J. WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares consists of the following (000's):

CCI ............      896
Century 21 .....    2,334
Coldwell Banker    13,636
Century 21 NORS       923
                 --------
Total ..........   17,789
                 ========

   The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisitions took place at the beginning of the period presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations. The pro forma adjustments reflects the issuance of 13.6 million shares in the offering of the shares, the proceeds of which will be used to finance the acquisition of Coldwell Banker and the related repayments of Coldwell Banker indebtedness and to pay acquisition expenses.